EXHIBIT 10.27

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                       RESTATED REVOLVING CREDIT AGREEMENT



                                     between



                                 IMRGLOBAL CORP.

                                   "Borrower"



                                       and

                            FIRST UNION NATIONAL BANK

                                     "Bank"






                          Dated: as of January 19, 2000

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.       Definitions...........................................................1

2.       The Loan..............................................................1

         2.1.     Revolving Loan...............................................1

         2.2.     Revolving Note...............................................1

         2.3.     Cash Management Services.....................................1

         2.4.     Advances.....................................................1

         2.5.     Repayment of Loan............................................2

         2.6.     Overdue Amounts..............................................2

         2.7.     Calculation of Interest; Interest Rate.......................2

         2.8.     Letters of Credit............................................3

         2.9.     Fees.........................................................3

         2.10.    Statement of Account.........................................4

         2.11.    Termination..................................................4

         2.12.    Collateral...................................................4

3.       Conditions Precedent to Borrowing.....................................5

         3.1.     Conditions Precedent to Initial Advance......................5

         3.2.     Conditions Precedent to Each Advance.........................6

4.       Representations and Warranties........................................7

         4.1.     Valid Existence and Power....................................7

         4.2.     Authority....................................................7

         4.3.     Financial Condition..........................................7

         4.4.     Litigation...................................................7

         4.5.     Agreements, Etc..............................................7

         4.6.     Authorizations...............................................8

         4.7.     Title........................................................8

         4.8.     Collateral...................................................8

         4.9.     Location.....................................................8

         4.10.    Taxes........................................................8


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         4.11.    Labor Law Matters............................................8

         4.12.    Judgment Liens...............................................8

         4.13.    Subsidiaries.................................................8

         4.14.    Environmental................................................9

         4.15.    ERISA........................................................9

         4.16.    Investment Company Act.......................................9

         4.17.    Names........................................................9

         4.18.    Insider......................................................9

         4.19.    Compliance with Covenants; No Default........................9

         4.20.    Full Disclosure.............................................10

         4.21.    Additional Representations..................................10

5.       Affirmative Covenants of Borrower....................................10

         5.1.     Use of Loan Proceeds........................................10

         5.2.     Insurance...................................................10

         5.3.     Notice of Default...........................................10

         5.4.     Inspections.................................................10

         5.5.     Financial Information.......................................10

         5.6.     Maintenance of Existence and Rights.........................12

         5.7.     Payment of Taxes, Etc.......................................12

         5.8.     Subordination...............................................12

         5.9.     Compliance; Hazardous Materials.............................12

         5.10.    Compliance with Assignment Laws.............................12

         5.11.    Further Assurances..........................................12

         5.12.    Year 2000 Compatibility.....................................12

6.       Negative Covenants of Borrower.......................................12

         6.1.     Debt........................................................12

         6.2.     Liens.......................................................12

         6.3.     Dividends...................................................13

         6.4.     Loans and Other Investments.................................13

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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         6.5.     Change in Business..........................................13

         6.6.     Transactions with Affiliates................................13

         6.7.     No Change in Offices........................................13

         6.8.     No Sale, Leaseback..........................................13

         6.9.     Margin Stock................................................13

         6.10.    Subsidiaries................................................13

         6.11.    Change of Ownership.........................................13

         6.12.    Change of Name..............................................14

         6.13.    Liquidation, Mergers, Consolidations and Dispositions of
                    Substantial Assets........................................14

         6.14.    Change of Fiscal Year or Accounting Methods.................14

         6.15.    Loan Advances, Transfers, Loans and Investments in Certain
                    Subsidiaries..............................................14

         6.16.    Prepayment of Other Debt....................................14

         6.17.    Default on Other Contracts or Obligations...................14

7.       Other Covenants of Borrower..........................................14

8.       Default..............................................................16

         8.1.     Events of Default...........................................16

         8.2.     Cure Period.................................................17

         8.3.     Remedies....................................................17

         8.4.     Receiver....................................................17

         8.5.     Deposits; Insurance.........................................17

9.       Miscellaneous........................................................17

         9.1.     No Waiver, Remedies Cumulative..............................17

         9.2.     Survival of Representations.................................17

         9.3.     Indemnity By Borrower; Expenses.............................18

         9.4.     Notices.....................................................18

         9.5.     Governing Law...............................................19

         9.6.     Successors and Assigns......................................19

         9.7.     Counterparts................................................19

         9.8.     No Usury....................................................19

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         9.9.     Powers......................................................19

         9.10.    Approvals...................................................19

         9.11.    Binding Arbitration; Preservation of Remedies...............20

         9.12.    Participations..............................................20

         9.13.    Waiver of Certain Defenses..................................21

         9.14.    Other Provisions............................................21

LIST OF SCHEDULES AND EXHIBITS................................................22



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                           REVOLVING CREDIT AGREEMENT

         THIS RESTATED REVOLVING CREDIT AGREEMENT (the "Agreement"), dated as of January 19, 2000, between IMRGLOBAL CORP., a Florida corporation ("Borrower"), and FIRST UNION NATIONAL BANK, a national banking association ("Bank") restates in its entirety that certain Revolving Credit Agreement dated as of December 28, 1999, executed by and between Borrower and Bank.

                              W I T N E S S E T H :

In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Borrower, the parties agree as follows:

1. DEFINITIONS. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit 1 hereto.

2.       THE LOAN.

         2.1. REVOLVING LOAN. Bank agrees, on the terms and conditions set forth in this Agreement, to make Advances and to issue letters of credit to Borrower from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Advances and the face amount of any letters of credit at any one time outstanding will not exceed the Maximum Loan Amount (the "Loan"). Within the foregoing limit, Borrower may borrow, prepay and reborrow Advances at any time during the Revolving Credit Period.

         2.2. REVOLVING NOTE. The Loan shall be evidenced by a promissory note in the face amount of the Maximum Loan Amount dated the date hereof (the "Note") and shall be payable in accordance with the terms of the Note and this Agreement.

         2.3. CASH MANAGEMENT SERVICES. If Borrower subscribes to Bank's cash management services and such services are applicable to the Loan, the terms of such services, as set forth in the Services Agreement, shall control the manner in which funds are transferred between the Demand Deposit Account and the Loan for credit or debit to the Loan.

         2.4. ADVANCES.

                  (a) Bank, in its discretion, may require from Borrower a signed written request for an Advance in form satisfactory to Bank, which request shall be delivered to Bank no later than 12:00 noon (local time in Tampa, Florida) on the date of the requested Advance, and shall specify the date (which shall be a Business Day) and the amount of the proposed Advance and provide such other information as Bank may require. Bank's acceptance of such a request shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds at Bank's address referred to in Section 10.4.

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                  (b) Notwithstanding the foregoing, Bank may, in its sole and absolute discretion, make or permit to remain outstanding Advances under the Loan in excess of the original principal amount of the Note, and all such amounts shall (i) be part of the Indebtedness evidenced by the Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Bank, and (iv) be entitled to all rights and security as provided under the Loan Documents.

         2.5. REPAYMENT OF LOAN.

                  (a) The Loan shall mature, and the principal amount thereof and all interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Termination Date.

                  (b) At any time after the occurrence of an Event of Default, Bank shall have the right to set off against the Demand Deposit Account and/or any other account maintained by Borrower with Bank amounts which are due under the Loan.

                  (c) Borrower shall make each payment of principal of and interest on the Loan and fees hereunder not later than 12:00 noon (local time Tampa, Florida) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in
Section 9. Whenever any payment of principal of, or interest on, the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (d) To the extent that the aggregate amount of all Advances and the face amount of all outstanding letters of credit exceeds the Maximum Loan Amount, the amount of such excess will be paid immediately to Bank upon Bank's demand.

         2.6. OVERDUE AMOUNTS. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank's discretion.

         2.7. CALCULATION OF INTEREST; INTEREST RATE. All interest under the Note or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Note. Interest shall accrue on the unpaid principal balance of each Advance from the date such Advance is made available to Borrower at a rate equal to the LIBOR Market Index Rate, as defined in the Note, plus the Applicable Margin, as such rates may change from day to day, provided, however, that after the occurrence of a Default, and otherwise as provided in the Note, at Bank's option, the unpaid principal balance hereunder shall bear interest at the Default Rate. As used herein, the term "Applicable Margin" shall mean the following rate, as determined on the day three Business Days after each Compliance Date:

                  (a) if the Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower, as shown in the quarterly financial report delivered by Borrower to Bank pursuant to Section 5.5 (a) and (c) herein, is less than 0.75:1, the Applicable Margin shall be 0.60%;

                  (b) if the Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower, as shown in the quarterly financial report delivered by Borrower to Bank pursuant to Section 5.5 (a) and (c) herein, is greater than or equal to 0.75:1 and less than 1.00:1, the Applicable Margin shall be 0.85%;


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                  (c) if the Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower, as shown in the quarterly financial report delivered by Borrower to Bank pursuant to Section 5.5 (a) and (c) herein, is greater than or equal to 1.00:1 and less than 1.25:1, the Applicable Margin shall be 1.25%; and

                  (d) if the Funded Debt to EBITDA Ratio for the most recent fiscal quarter of Borrower, as shown in the quarterly financial report delivered by Borrower to Bank pursuant to Section 5.5 (a) and (c) herein, is greater than or equal to 1.25:1, or if Borrower has not, on or before the Compliance Date, delivered a quarterly financial report to Bank as required by such Section, the Applicable Margin shall be 1.75%.

At all times prior to the first determination of the Applicable Margin, as provided above, the Applicable Margin shall be 0.60%.

         2.8. LETTERS OF CREDIT.

                  (a) At its discretion Bank may from time to time issue, extend or renew letters of credit for the account of Borrower or its Subsidiaries. The availability of Advances under the Loan shall be reduced by outstanding obligations of Bank under any letters of credit. All payments made by Bank under any such letters of credit (whether or not Borrower is the account party or drawer) and all fees, commissions, discounts and other amounts owed or to be owed to Bank in connection therewith, shall be deemed to be Advances under the Note, and shall be repaid on demand. Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as Bank may require. The form and substance of all letters of credit, including expiration dates, shall be subject to Bank's approval. Bank may charge a fee or commission for issuance, renewal or extension of a letter of credit. Borrower unconditionally guarantees all obligations of any Subsidiary with respect to letters of credit issued by Bank for the account of such Subsidiary. Upon a Default, Borrower shall, on demand, deliver to Bank good funds equal to 105% of Bank's maximum liability under all outstanding letters of credit, to be held as cash collateral for Borrower's reimbursement obligations and other Indebtedness.

                  (b) Any letter of credit issued hereunder shall be governed by the Uniform Customs of Practice for Documentary Credit (1993 Rev.), International Chamber of Commerce Publication No. 500, as revised from time to time, except to the extent that the terms of such publication would limit or diminish rights granted to Bank hereunder or in any other Loan Document.

         2.9. FEES.

                  (a) Borrower shall pay to Bank a non-refundable facility fee in the amount of $45,000.00, equal to .15% of the Maximum Loan Amount, payable on the date of this Agreement.

                  (b) On the third Business Day after each Compliance Date, beginning on the Compliance Date following the first quarter of 2000, and on the date when the Loan is terminated, Borrower shall pay to Bank an availability fee in an amount calculated as follows:

                           i. if the Funded Debt to EBITDA Ratio, for the most recent fiscal quarter of Borrower, as shown in the quarterly financial report delivered by Borrower to Bank pursuant to Section 5.5 (a) and (c) herein, is less than 0.75:1, a fee in the amount


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                           of one-quarter of 0.15% of the average daily unused
                           available amount of the Loan for the quarter described in such report;

                           ii. if the Funded Debt to EBITDA Ratio, for the most recent fiscal quarter of Borrower, as shown in the quarterly financial report delivered by Borrower to Bank pursuant to Section 5.5 (a) and (c) herein, is greater than or equal to 0.75:1 and less than 1.00:1, a fee in the amount of one-quarter of 0.20% of the average daily unused available amount of the Loan for the quarter described in such report;

                           iii. if the Funded Debt to EBITDA Ratio, for the most recent fiscal quarter of Borrower, as shown in the quarterly financial report delivered by Borrower to Bank pursuant to Section 5.5 (a) and (c) herein, is greater than or equal to 1.00:1 and less than 1.25:1, a fee in the amount of one-quarter of 0.25% of the average daily unused available amount of the Loan for the quarter described in such report; and

                           iv. if the Funded Debt to EBITDA Ratio, for the most recent fiscal quarter of Borrower, as shown in the quarterly financial report delivered by Borrower to Bank pursuant to Section 5.5 (a) and (c) herein, is greater than or equal to 1.25:1, or if Borrower has not, on or before the Compliance Date, delivered a quarterly financial report to Bank as required by such Section, a fee in the amount of one-quarter of 0.35% of the average daily unused available amount of the Loan for the quarter described in such report.

         2.10. STATEMENT OF ACCOUNT. If Bank provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate, except as to any manifest error by Bank in the computation of amounts paid by Borrower, and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within forty-five (45) days after receipt.

         2.11. TERMINATION. Upon at least thirty (30) days prior written notice to Bank, Borrower may, at its option, terminate this Agreement and the Loan facility. Bank may terminate the Loan facility hereunder at any time, without notice, upon or after the occurrence of an Event of Default.

         2.12. COLLATERAL. To secure the full and timely performance of all the obligations of Borrower and the Subsidiaries pursuant to the Loan Documents, Borrower shall, upon execution of this Agreement and hereafter upon the acquisition by Borrower of any direct or indirect subsidiary, execute and deliver to Bank, and cause each Subsidiary to execute and deliver to Bank, one or more Stock Pledge Agreements and other agreements required by Bank, in form and substance satisfactory to Bank, granting to Bank a first priority, perfected security interest in all the equity interests of each direct or indirect United States subsidiary of Borrower and at least 65% of the voting equity interests of each direct or indirect non-United States subsidiary of Borrower (or such lesser percentage of voting equity interests specified in Exhibit 2.12), and shall concurrently deliver to Bank the original certificates evidencing such equity interests, duly pledged to Bank (or, if any such stock is uncertificated, such control agreements and other agreements as are required by Bank to ensure that it has a first priority, perfected security interest in such stock), together with stock powers and other agreements required by Bank, provided, however, that Bank acknowledges that the equity interest of those Subsidiaries organized under the laws of France, Mauritius and Japan may not be evidenced by certificates and may not be susceptible to pledge under the applicable governing laws.


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3. CONDITIONS PRECEDENT TO BORROWING. Prior to any Advance, the following conditions shall have been satisfied, in the sole opinion of Bank and its counsel:

         3.1. CONDITIONS PRECEDENT TO INITIAL ADVANCE. In addition to any other requirement set forth in this Agreement, Bank will not make the initial Advance under the Loan unless and until the following conditions shall have been satisfied:

                  (a) LOAN DOCUMENTS. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Note, and other required Loan Documents, all in form and substance satisfactory to Bank.

                  (b) SUPPORTING DOCUMENTS. Borrower shall cause to be delivered to Bank the following documents:

                           (i) A copy of the governing instruments of Borrower,
each Foreign Subsidiary and each Guarantor, and a good standing certificate of Borrower, each Foreign Subsidiary and each such Guarantor, certified by the appropriate official of its state of incorporation and the State of Florida, if different;

                           (ii) A copy of the bylaws, partnership agreement or
operating agreement of Borrower, each Foreign Subsidiary and each Guarantor, as applicable, certified as to completeness and accuracy by an appropriate office, manager or partner of such Borrower, Foreign Subsidiary or Guarantor, as applicable;

                           (iii) Incumbency certificate and certified
resolutions of the board of directors (or other appropriate Persons) of Borrower and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

                           (iv) The legal opinion of Borrower's and any
Guarantor's or Foreign Subsidiary's legal counsel addressed to Bank regarding such matters as Bank and its counsel may request; and

                           (v) Satisfactory evidence of payment of all fees due
and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Borrower is required under this Agreement to pay by the date hereof.

                  (c) INSURANCE. Borrower shall have delivered to Bank satisfactory evidence of insurance meeting the requirements of Section 5.2.

                  (d) SUBORDINATIONS. Bank shall have received subordinations satisfactory to it from all Guarantors, Foreign Subsidiaries and Affiliates as required by Section 5.8.

                  (e) ADDITIONAL DOCUMENTS. Borrower shall have delivered to Bank all additional opinions, documents, certificates and other assurances that Bank or its counsel may require.

                  (f) PAYMENT OF FEES. Borrower shall have paid all fees, costs and expenses as required by the Loan Documents in connection with the Closing.


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         3.2. CONDITIONS PRECEDENT TO EACH ADVANCE. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:

                  (a) ADVANCE REQUEST. Borrower shall have delivered to Bank an Advance Request and other information, as required under Section 2.4(a), unless the procedures described in Section 2.3 are in effect.

                  (b) NO DEFAULT. No Default shall have occurred and be continuing or would occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

                  (c) CORRECTNESS OF REPRESENTATIONS. All representations and warranties made by Borrower and any Guarantor herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer's certificate to such effect, which may be incorporated in the Advance Request.

                  (d) NO ADVERSE CHANGE. There shall have been no change which could have a Material Adverse Effect on the condition, financial or otherwise, of Borrower, any Subsidiary or any Guarantor from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.

                  (e) LIMITATIONS NOT EXCEEDED. The proposed Advance shall not cause the outstanding principal balance of the Loan to exceed the Maximum Loan Amount.

                  (f) NO TERMINATION. Bank shall (i) have timely received all financial information from all Guarantors and Foreign Subsidiaries as required under the Loan Documents, and (ii) not have received notice from any Guarantor or any surety terminating or repudiating such Person's guaranty of the Indebtedness incurred by Borrower.

                  (g) FURTHER ASSURANCES. Borrower shall have delivered such further documentation or assurances as Bank may reasonably require.

                  (h) ADDITIONAL GUARANTIES. Borrower shall have obtained and delivered to Bank an executed Guaranty Agreement, in form and substance satisfactory to Bank, from any other direct or indirect Subsidiary or other Affiliate of Borrower to whom Borrower has made or will make advances, transfers, loans or investments in an aggregate amount in excess of $1,000,000.00 (and, if any such Subsidiary or other Affiliate is owned, in part or whole, by another direct or indirect Subsidiary or other Affiliate of Borrower, from such other Subsidiary or Affiliate), provided that (i) Borrower will have no obligation to obtain and deliver to Bank a Guaranty in connection with an advance, transfer, loan or investment which is expressly permitted under
Section 6.4(a) or (b) hereof, and (ii) on Bank's approval, which shall not be unreasonably withheld, Borrower shall have the right to make advances in excess of $1,000,000.00 to a Foreign Subsidiary without the necessity of delivering to Bank a Guaranty from such Foreign Subsidiary.


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4. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to enter into this
Agreement and to make the Loan provided for herein, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Bank to Borrower:

         4.1. VALID EXISTENCE AND POWER. Each of Borrower and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on it. Each of Borrower and each other Person which is a party to any Loan Document (other than Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

         4.2. AUTHORITY. The execution, delivery and performance thereof by Borrower and each other Person (other than Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

         4.3. FINANCIAL CONDITION. Other than as disclosed in financial statements dated as of September 30, 1999, and delivered to Bank, neither Borrower nor any Subsidiary has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person except as described on
Exhibit 4.3 (if any). All such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Borrower or the Subsidiary, as the case may be, as of the date thereof. Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower, such as general economic or industry trends) concerning the conditions or future prospects of Borrower or any Subsidiary which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Bank. Borrower and each Subsidiary is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan documents, Borrower and each Subsidiary will be Solvent.

         4.4. LITIGATION. Except as disclosed on Exhibit 4.4 (if any), there are no suits or proceedings pending, or to the knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower or any Subsidiary, or their assets, which if adversely determined would have a Material Adverse Effect on the financial condition or business of Borrower or such Subsidiary.

         4.5. AGREEMENTS, ETC. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction,


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adversely affecting its business, assets, operations or condition (financial or otherwise), nor is any such Person in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

         4.6. AUTHORIZATIONS. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a material adverse effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

         4.7. TITLE. Each of Borrower and each Subsidiary has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens.

         4.8. COLLATERAL. The security interests granted to Bank pursuant to any Security Agreement (a) constitute and, as to subsequently acquired property included in the collateral covered by the Security Agreement, will be fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising; and (b) are, and as to such subsequently acquired collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising.

         4.9. LOCATION. The chief executive office of each of Borrower, the Guarantors and the Foreign Subsidiaries, where its business records are located, and all of the other places of business of Borrower, the Guarantors and the Foreign Subsidiaries, are all located at the addresses indicated on Exhibit 4.9.

         4.10. TAXES. Borrower and each Subsidiary have filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and AD VALOREM taxes, shown on all assessments received by it to the extent that such taxes have become delinquent. Neither Borrower nor any Subsidiary is subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. Borrower and each Subsidiary have paid all sales and excise taxes payable by it.

         4.11. LABOR LAW MATTERS. No goods or services have been or will be produced by Borrower or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

         4.12. JUDGMENT LIENS. Neither Borrower nor any Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

         4.13. SUBSIDIARIES. Borrower's Subsidiaries are listed on Exhibit 4.13.

         4.14. ENVIRONMENTAL. Except as disclosed on Exhibit 4.14, and except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of Borrower's and the Guarantors' and Foreign Subsidiaries' businesses and in strict compliance with all Environmental Laws, no such Person, nor to Borrower's best knowledge any other previous owner or operator of any real property currently owned or operated by Borrower or any Guarantor or any Foreign Subsidiary, has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws. Except as disclosed on Exhibit 4.14, no Regulated Material has been generated, stored or disposed of on any portion of the real property currently owned or operated by Borrower by any other Person, or is now located on such property. Except as disclosed on Exhibit 4.14, each of Borrower, the Guarantors, and the Foreign Subsidiaries is in full compliance with all applicable Environmental Laws and none of them has been notified of any action, suit, proceeding or investigation which calls into question compliance by Borrower or any Guarantor or Foreign Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material.

         4.15. ERISA. Borrower has furnished to Bank true and complete copies of the latest annual report required to be filed pursuant to Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of Borrower or any Subsidiary or any Guarantor and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither Borrower nor any Subsidiary nor any Guarantor has any unfunded liability with respect to any such Plan.

         4.16. INVESTMENT COMPANY ACT. Neither Borrower nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

         4.17. NAMES. Each of Borrower and the Subsidiaries currently conducts all business only under its legal name as set forth above in the introductory section of this Agreement or in SCHEDULE B. Except as disclosed on Exhibit 4.17, during the preceding five (5) years, neither Borrower nor any Subsidiary has (i) been known as or used any other corporate, fictitious or trade name, (ii) been the surviving entity of a merger or consolidation or (iii) acquired all or substantially all of the assets of any Person.

         4.18. INSIDER. Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C.ss. 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is, an "executive officer," "director," or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.

         4.19. COMPLIANCE WITH COVENANTS; NO DEFAULT. Borrower is, and upon funding of the Loan will be, in compliance with all of the covenants hereof. No Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loan will not cause a Default.

         4.20. FULL DISCLOSURE. There is no material fact which is known or which should be known by Borrower that Borrower has not disclosed to Bank which could have a Material Adverse Effect. No Loan Document, nor any agreement, document, certificate or statement delivered by Borrower to Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by Borrower necessary to keep the other statements from being misleading.

         4.21. ADDITIONAL REPRESENTATIONS. Any additional representations or warranties set forth on Exhibit 4.21 (if any) hereto are true and correct in all material respects.

5. AFFIRMATIVE COVENANTS OF BORROWER. Unless otherwise approved in writing by Bank, Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary:

         5.1. USE OF LOAN PROCEEDS. Shall use the proceeds of the Loan only for general corporate purposes, including acquisition of subsidiaries, and furnish Bank all evidence that it may reasonably require with respect to such use.

         5.2. INSURANCE. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by Bank.

         5.3. NOTICE OF DEFAULT. Shall provide to Bank immediate notice of (a) the occurrence of a Default and what action (if any) Borrower is taking to correct the same, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies in an amount greater than $100,000.00 or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) the cancellation or termination of, or any default under, any material agreement to which Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any Debt of Borrower; and (g) any loss or threatened loss of material licenses or permits.

         5.4. INSPECTIONS. Shall permit inspections of the records of such Person pertaining thereto at such times and in such manner as may be reasonably required by Bank and shall further permit such inspections, reviews and field examinations of its other records and its properties (with such reasonable frequency and at such reasonable times as Bank may desire) by Bank as Bank may deem necessary or desirable from time to time. The cost of such field examinations, reviews, verifications and inspections shall be borne by Borrower if an Event of Default has occurred.

         5.5. FINANCIAL INFORMATION. Shall maintain books and records in accordance with GAAP and shall furnish to Bank the following periodic financial information:

                  (a) INTERIM STATEMENTS. Within forty-five (45) days after the end of each quarter, an unaudited management prepared balance sheet of Borrower and its Subsidiaries at the end of that period and an unaudited management prepared income statement and statement of cash flows for that period (and for the portion of the fiscal year ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding fiscal year, and certified by the chief financial officer of Borrower as true and correct and fairly representing the financial condition of

Borrower and its Subsidiaries and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments;

                  (b) ANNUAL STATEMENTS. Within ninety (90) days after the end of each fiscal year, a detailed audited financial report of Borrower and its Subsidiaries containing a consolidated and consolidating balance sheet at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing an audit/review opinion of independent certified public accountants acceptable to Bank that the financial statements were prepared in accordance with GAAP. Borrower shall obtain such written acknowledgments from Borrower's independent certified public accountants as Bank may require permitting Bank to rely on such annual financial statements. Any management letter, supplemental letter, or other document accompanying the report will also be provided to Bank. In addition, promptly upon receipt, one copy of each written report submitted to Borrower by independent accountants for any other annual, quarterly or special audit will be provided to Bank;

                  (c) NO DEFAULT CERTIFICATES. Together with each report required by Subsection (a) and (b), a certificate of its president or chief financial officer that no Default then exists or if a Default exists, the nature and duration thereof and Borrower's intention with respect thereto, and in addition, shall cause Borrower's independent auditors (if applicable) to submit to Bank, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or if it discovered any such circumstances, the nature and duration thereof;

                  (d) COVENANT COMPLIANCE CERTIFICATES. Together with each report required by Subsection (a), (b) an (c), a certificate of its president or chief financial officer detailing calculation of and compliance with the Other Covenants of Borrower described in Section 7;

                  (e) AUDITOR'S MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of each report submitted to Borrower by independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower including, without limitation, each report submitted to Borrower concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of Borrower;

                  (f) STATEMENTS OF GUARANTORS. Within ninety (90) days after the end of each fiscal year, a detailed audited financial report of any Guarantor or Foreign Subsidiary which is not included in the consolidated financial reports of Borrower, containing a consolidated and consolidating balance sheet at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period for the Guarantor or Foreign Subsidiary and its subsidiaries, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing an audit opinion of independent certified public accountants acceptable to Bank that the financial statements were prepared in accordance with GAAP. Borrower shall obtain such written acknowledgments from the Guarantors' or Foreign Subsidiaries' independent certified public accountants as Bank may require permitting Bank to rely on such annual financial statements; and

                  (g) OTHER INFORMATION. Such other information reasonably requested by Bank from time to time concerning the business, properties or financial condition of Borrower, Guarantor, the Foreign Subsidiaries and their respective Subsidiaries; and

         5.6. MAINTENANCE OF EXISTENCE AND RIGHTS. Borrower will preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

         5.7. PAYMENT OF TAXES, ETC. Shall pay before delinquent all of its debts and taxes, except that Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that Bank may require bonding or other assurances).

         5.8. SUBORDINATION. Shall cause all debt and other obligations now or hereafter owed to any Guarantor or Affiliate to be subordinated in right of payment (provided that such debt and other obligations may be paid according to their terms so long as no Default or Event of Default has occurred) and security to the Indebtedness in accordance with subordination agreements satisfactory to Bank.

         5.9. COMPLIANCE; HAZARDOUS MATERIALS. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Unless approved in writing by Bank, neither Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

         5.10. COMPLIANCE WITH ASSIGNMENT LAWS. Shall if required by Bank comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

         5.11. FURTHER ASSURANCES. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

         5.12. YEAR 2000 COMPATIBILITY. Shall take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on or after January 1, 2000, and shall furnish to Bank a Year 2000 questionnaire and assessment provided by, and in form and substance acceptable to, Bank.

6. NEGATIVE COVENANTS OF BORROWER. Unless otherwise approved in writing by Bank, Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary:

         6.1. DEBT. Shall not, directly or indirectly, create incur, assume or become liable for any additional indebtedness, whether contingent or direct, if giving effect to such additional indebtedness on a pro forma basis causes the aggregate amount of Borrower's debt, excluding the Loan, to exceed $5,000,000.00, except for the indebtedness, if any, described on SCHEDULE C attached hereto.

         6.2. LIENS. Shall not create or permit any Liens on any of its property except Permitted Liens, and, in any event, Borrower shall not create or permit Liens (including without limitation Permitted Liens) which secure in the aggregate more than the amount of indebtedness permitted under Section 6.1 hereof.

         6.3. DIVIDENDS. Shall not pay or declare any dividends (other than stock dividends) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests, except for the acquisition of treasury stock on the open market, or pay or acquire any debt subordinate to the Indebtedness unless, after giving effect thereto, there shall be no Default hereunder and such payment or acquisition is specifically permitted by Exhibit
6.3 hereto (if any); provided, however, that any Subsidiary may pay dividends to Borrower or another Subsidiary wholly-owned by Borrower.

         6.4. LOANS AND OTHER INVESTMENTS. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) investments of up to two years in duration described in SCHEDULE D attached hereto; (b) an unsecured line of credit from Borrower to Satish Sanan in an amount up to $5,000,000.00, bearing interest at a rate no less than one percent (1%) above the Prime Rate, (c) guaranties issued by IMRGlobal Corp. with respect to the performance by a Subsidiary of agreements (excluding agreements relating to the repayment of loans) entered into by the Subsidiary, to the extent such guaranties are necessary in the ordinary course of such Subsidiary's business, and (d) advances, transfers, loans or investments in Guarantors and advances, transfers, loans and investments up to $1,000,000.00 in the aggregate to or in any Subsidiary which is not a Guarantor, provided that, so long as no Event of Default has occurred, Bank shall not unreasonably withhold its approval of advances, transfers, loans or investments to or in any Foreign Subsidiary.

         6.5. CHANGE IN BUSINESS. Shall not enter into any business which is substantially different from the business in which it is presently engaged.

         6.6. TRANSACTIONS WITH AFFILIATES. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary); provided, however, that any acts or transactions prohibited by this Section (and not otherwise prohibited under this Agreement) may be performed or engaged in after written notice to Bank if upon terms not less favorable to Borrower or such Subsidiary than if no such relationship existed.

         6.7. NO CHANGE IN OFFICES. Shall not, unless it shall have given 60 days' advance written notice thereof to Bank, change the location of its chief executive office or other office where books or records are kept.

         6.8. NO SALE, LEASEBACK. Shall not enter into any sale-and-leaseback or similar transaction.

         6.9. MARGIN STOCK. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

         6.10. SUBSIDIARIES. Shall not permit any Subsidiary to issue capital stock except to its parent.

         6.11. CHANGE OF OWNERSHIP. Shall not issue, sell or otherwise dispose of any of its equity interests or other securities, or rights, warrants or options to purchase or acquire any such equity interests or securities or otherwise participate in any change in the ownership of Borrower without the prior written consent of Bank, which consent shall not be unreasonably withheld.

         6.12. CHANGE OF NAME. Shall give Bank thirty (30) days prior written notice of any change of name or any new trade or fictitious name. Borrower's and any Subsidiary's use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names.

         6.13. LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Shall not dissolve or liquidate, or become a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or a substantial part (more than 10% in the aggregate during the term hereof) of its property or assets, except for the sale of Inventory in the ordinary course of business, or, without the prior written consent of Bank (which shall not be unreasonably withheld), sell or dispose of any equity ownership interests in any Subsidiary.

         6.14. CHANGE OF FISCAL YEAR OR ACCOUNTING METHODS. Shall not change its fiscal year or its accounting methods without the prior written consent of Bank, provided that Borrower or any Subsidiary may, after notice to Bank, change its fiscal year end to December 31, and provided that Borrower or any Subsidiary may change its accounting methods to the extent necessary to comply with GAAP, or otherwise as necessary to fairly describe Borrower's financial condition, so long as Borrower discloses all such changes to Bank in advance, no such change will make any reports furnished to Bank misleading, and Borrower provides to Bank immediately upon request supplemental financial information which would allow Bank to fairly and completely compare current reports with prior reports received by Bank.

         6.15. LOAN ADVANCES, TRANSFERS, LOANS AND INVESTMENTS IN CERTAIN SUBSIDIARIES. Shall not make any advances, transfers, loans or investments in an aggregate amount in excess of $1,000,000.00 to or in any Subsidiary, or other Affiliate, which is not a Guarantor, except as expressly permitted under Section 6.4(a) and (b) hereof, except that, so long as no Event of Default has occurred, Bank shall not unreasonably withhold its approval of advances, transfers, loans or investments to or in a Foreign Subsidiary.

         6.16. PREPAYMENT OF OTHER DEBT.Shall not retire any long term debt at a date in advance of its legal obligation to do so, provided that, so long as no Event of Default has occurred, Borrower may retire up to $1,000,000.00 in long term debt of any Subsidiary and may retire any part or all of the long-term debt of any newly acquired Subsidiary which becomes a Guarantor.

         6.17. DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Shall not default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed.

7. OTHER COVENANTS OF BORROWER. Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower shall comply with the following additional covenants:

                  FUNDED DEBT TO ADJUSTED EBITDA RATIO. Borrower shall, at all times, maintain on a consolidated basis a Funded Debt to EBITDA Ratio of less than 1.50 to 1.00. This covenant shall be calculated quarterly on a rolling four quarters basis. "Funded Debt to EBITDA Ratio" shall mean the sum of all Funded Debt divided by Adjusted EBITDA. "Funded Debt" shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money (including, without limitation, capital lease obligations, obligations under synthetic leases, subordinated debt (including debt subordinated to Bank), and unreimbursed drawings under letters of credit), or any other monetary obligation evidenced by a note, bond, debenture or other agreement or similar instrument of that person or entity. "Adjusted EBITDA" shall be defined as consolidated net income from continuing operations plus consolidated depreciation and amortization plus interest expense plus income taxes, provided that Adjusted EBITDA for any four-quarter period which includes the last quarter of 1999 or the first quarter of 2000 shall also be increased by the charges itemized on SCHEDULE E attached hereto.

                  DEPOSIT RELATIONSHIP. Borrower shall maintain its primary depository account and cash management account with Bank.

                  TANGIBLE NET WORTH. Borrower shall, at all times, maintain on a consolidated basis a Tangible Net Worth of at least the following:

                                   PERIOD                                            TANGIBLE NET WORTH
                                   ------                                            ------------------
       As of December 31, 1999                                                         $118,000,000.00
       As of the end of the first, second and third fiscal quarters of                 $ 86,000,000.00
       2000
       As of the end of Fiscal Year 2000 and the end of the first,                     $110,000,000.00
       second and third fiscal quarters of 2001
       As of the end of Fiscal Year 2001 and thereafter                                $150,000,000.00

"Tangible Net Worth" shall mean the total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets, and total liabilities shall include debt fully subordinated to Bank on terms and conditions acceptable to Bank.

                  TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. Borrower shall, at all times, maintain on a consolidated basis a ratio of Total Liabilities, divided by Tangible Net Worth of not more than the following:

                  PERIOD                                   TANGIBLE NET WORTH
                  ------                                   ------------------

                  Calendar Year 2000                       1.5 to 1.0

                  Calendar Year 2001                       1.25 to 1.0

                  Thereafter                               1.0 to 1.0

For purposes of this computation, "Total Liabilities" shall mean all liabilities of Borrower, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank, and including capitalized leases, synthetic leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower, in accordance with generally accepted accounting principles applied on a consistent basis.

8. DEFAULT.

         8.1. EVENTS OF DEFAULT. Each of the following shall constitute a
Default:

                  (a) There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the Note, any amounts due hereunder or any other Loan Document, or any other Indebtedness; or

                  (b) There shall occur any default by Borrower or any other party to any Loan Document (other than Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 8; or

                  (c) Any representation or warranty made by Borrower or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                  (d) Any other obligation now or hereafter owed by Borrower, or a majority shareholder of any Subsidiary, to Bank shall be in default and not cured within the grace period, if any, provided therein, or any such Person shall be in default under any obligation in excess of $1,000,000.00 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

                  (e) Borrower or any Subsidiary or Guarantor shall (A) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (B) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (F) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

                  (f) An involuntary petition or complaint shall be filed against Borrower or any Subsidiary or any Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Subsidiary or any Guarantor, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions;

                  (g) A judgment in excess of $1,000,000.00 shall be rendered against the Borrower or any Subsidiary or Guarantor and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $1,000,000.00) or there shall occur any levy upon, or attachment, garnishment or other seizure of, assets of Borrower or a Subsidiary, where the amount of the underlying claim exceeds $1,000,000.00; or

                  (h) Borrower, any Subsidiary or any Guarantor shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been deposited to the Demand Deposit Account or otherwise presented to Bank and for which Borrower has received provisional credit; or

                  (i) Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

                  (j) There shall occur any change in the financial condition of Borrower, on a consolidated basis, which, in the reasonable opinion of Bank, could have a Material Adverse Effect.

         8.2. CURE PERIOD. Borrower shall have five days after first receiving notice of any Default under clauses 8.1 (a), (b), (d), (h), (i), or (j) above ("Cure Period") in order to cure such Default, provided that: (a) such Default is subject to being cured with the Cure Period, (b) Borrower exercises due diligence during the Cure Period to cure the Default, (c) a delay in exercising its remedies would not, in Bank's discretion, impair the Bank's ability to protect its interest in collateral securing the Indebtedness, and (d) there was not, within one year prior to such Default, a Default under the same covenant or provision in the Loan Documents. Borrower shall have no rights to cure any Default under clauses 8.1(c), (e), (f) and (g) above.

         8.3. REMEDIES. If any Default shall occur, Bank may, without notice to Borrower, at its option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Bank may at its option, declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Indebtedness, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

         8.4. RECEIVER. In addition to any other remedy available to it, Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate, at Bank's option.

         8.5. DEPOSITS; INSURANCE. After the occurrence of an Event of Default, Borrower authorizes Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

9. MISCELLANEOUS.

         9.1. NO WAIVER, REMEDIES CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

         9.2. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Bank to Borrower, and until this Agreement is formally terminated in writing.

         9.3. INDEMNITY BY BORROWER; EXPENSES. In addition to all other Indebtedness, Borrower agrees to defend, protect, indemnify and hold harmless Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' and paralegals' fees, costs and expenses) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Borrower and Borrower's operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby, maintenance of the Loan by Bank, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (ii) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Bank's furnishing of funds to Borrower under this Agreement, (iii) Bank's preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees and disbursements of counsel for Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, (iv) periodic field exams, audits and appraisals performed by Bank after the occurrence of an Event of Default; and/or
(v) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee's gross negligence or willful misconduct. If Borrower should fail to pay any tax or other amount required by this Agreement to be paid, Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents. In addition, Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or Borrower with respect to the applicability of such tax. Borrower's obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Bank shall be part of the Indebtedness, chargeable against Borrower's loan account, and shall survive termination of this Agreement.

         9.4. NOTICES. Any notice or other communication hereunder under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

                   Bank:  First Union National Bank
                          800 North Magnolia Avenue, Suite 702
                          Orlando, Florida  32803
                          Attn:  Senior Portfolio Manager

                          With a copy to:

                          First Union National Bank
                          100 South Ashley Drive
                          Tenth Floor
                          Tampa, Florida  33602
                          Attn:  Mr. Bob Hastings

               Borrower:  IMRglobal Corp.
                          100 South Missouri Avenue
                          Clearwater, Florida  33756
                          Attn: Chief Financial Officer

         9.5. GOVERNING LAW. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

         9.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.

         9.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

         9.8. NO USURY. Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (ii) if the loan evidenced by the Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

         9.9. POWERS. All powers of attorney granted to Bank are coupled with an interest and are irrevocable.

         9.10. APPROVALS. If this Agreement calls for the approval or consent of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified herein.

         9.11. BINDING ARBITRATION; PRESERVATION OF REMEDIES.

                  (a) BINDING ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to the Loan Documents ("Disputes") between the parties hereto (a "Dispute") shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

                  (b) SPECIAL RULES. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

                  (c) PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to the parties' entitlement to such remedies is a Dispute.

                  (d) NO PUNITIVE DAMAGES. Each party agrees that it shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waives any right or claim to punitive or exemplary damages it may have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

                  (e) WAIVER OF JURY TRIAL. The parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

         9.12. PARTICIPATIONS. Bank shall have the right to enter into one or more participation with other lenders with respect to the Indebtedness. Upon prior notice to Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Bank from pledging or assigning this Agreement and Bank's rights under any of the other Loan Documents, to any Federal Reserve Bank in accordance with applicable law.

         9.13. WAIVER OF CERTAIN DEFENSES. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of N.C.G.S. ss. 26-7, ET SEQ. or any other law requiring Bank to attempt to realize upon any collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Bank and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Indebtedness.

         9.14. OTHER PROVISIONS. Any other or additional terms and conditions set forth in Exhibit 10.15 (if any) are hereby incorporated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         FIRST UNION NATIONAL BANK

                                         By: /s/ ROBERT E. HASTINGS, JR.
                                            ------------------------------
                                                  Robert E. Hastings, Jr.
                                                  Senior Vice President


                                         IMRGLOBAL CORP., A FLORIDA CORPORATION

                                         By: /s/ ROBERT M. MOLSICK
                                            -----------------------------
                                                  Robert Molsick
                                                  Chief Financial Officer


                                                               Bank:____________
                                                           Borrower:____________

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